EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated December 19, 2025, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of USBC, Inc., for the year ended September 30, 2025. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BPM LLP

Santa Rosa, California

December 31, 2025